8
Q:\LEGAL\WPDOC2\NSAR\2002\FVIT 77i # 2-2002.doc
NAME OF REGISTRANT:
Franklin Value Investors Trust
File No. 811-5878

EXHIBIT ITEM No. 77I(b): Terms of new or amended securities


                        MULTIPLE CLASS PLAN
                           on behalf of
                   FRANKLIN LARGE CAP VALUE FUND


      This Multiple Class Plan (the "Plan") has been adopted unanimously by the Board of Trustees of FRANKLIN VALUE INVESTORS TRUST (the "Investment Company") for its series, FRANKLIN LARGE CAP VALUE FUND (the "Fund"). The Board has determined that the Plan, including the expense allocation methods among the classes, is in the best interests of each class of the Fund, the Fund and the Investment Company as a whole. The Plan sets forth the provisions relating to the establishment of multiple classes of shares of the Fund, and supersedes any Plan previously adopted for the Fund.


      1. The Fund shall offer four classes of shares, to be known as Class A Shares, Class B Shares, Class C Shares and Class R Shares.

      2. Class A Shares shall carry a front-end sales charge ranging from 0% - 5.75%, and Class C Shares shall carry a front-end sales charge of 1.00%. Class B Shares and Class R Shares shall not be subject to any front-end sales charges.

      3. Class A Shares shall not be subject to a contingent deferred sales charge ("CDSC"), except in the following limited circumstances. On investments of $1 million or more, a contingent deferred sales charge of 1.00% of the lesser of the then-current net asset value or the original net asset value at the time of purchase applies to redemptions of those investments within the contingency period of 18 months from the calendar month following their purchase. The CDSC is waived in certain circumstances, as described in the Fund's prospectus.

      Class B Shares shall be subject to a CDSC with the following CDSC schedule: (a) Class B Shares redeemed within 2 years of their purchase shall be assessed a CDSC of 4% on the lesser of the then-current net asset value or the original net asset value at the time of purchase; (b) Class B Shares redeemed within the third and fourth years of their purchase shall be assessed a CDSC of 3% on the lesser of the then-current net asset value or the original net asset value at the time of purchase; (c) Class B Shares redeemed within 5 years of their purchase shall be assessed a CDSC of 2% on the lesser of the then-current net asset value or the original net asset value at the time of purchase; and (d) Class B Shares redeemed within 6 years of their purchase shall be assessed a CDSC of 1% on the lesser of the then-current net asset value or the original net asset value at the time of purchase. The CDSC is waived in certain circumstances described in the Fund's prospectus.

     Class C Shares and Class R Shares redeemed within 18 months of their purchase shall be assessed a CDSC of 1.00% on the lesser of the then-current net asset value or the original net asset value at the time of purchase. The CDSC is waived in certain circumstances as described in the Fund's prospectus.

      4. The distribution plan adopted by the Investment Company pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended, (the "Rule 12b-1 Plan") associated with the Class A Shares may be used to compensate Franklin/Templeton Distributors, Inc. (the "Distributor") or others for expenses incurred in the promotion and distribution of the Class A Shares. Such expenses include, but are not limited to, the printing of prospectuses and reports used for sales purposes, expenses of preparing and distributing sales literature and related expenses, advertisements, and other distribution-related expenses, including a prorated portion of the Distributor's overhead expenses attributable to the distribution of the Class A Shares, as well as any distribution or shareholder servicing fees paid to securities firms or others who provide personal assistance to shareholders in servicing their accounts and have executed a servicing agreement with the Investment Company for the Class A Shares, the Distributor or its affiliates.

     The Rule 12b-1 Plan associated with the Class B Shares has two components. The first component is an asset-based sales charge to be retained by the Distributor to compensate Distributor for amounts advanced to securities dealers or their firms or others with respect to the sale of Class B Shares. In addition, such payments may be retained by the Distributor to be used in the promotion and distribution of Class B Shares in a manner similar to that described above for Class A Shares. The second component is a shareholder servicing fee to be paid to securities firms or others who provide personal assistance to shareholders in servicing their accounts and have executed a servicing agreement with the Investment Company for the Class B Shares, the Distributor or its affiliates.

      The Rule 12b-1 Plan associated with the Class C has two components. The first component is a shareholder servicing fee, to be paid to securities firms or others who provide personal assistance to shareholders in servicing their accounts and have executed a servicing agreement with the Investment Company for the Class C, the Distributor or its affiliates. The second component is an asset-based sales charge to be retained by the Distributor during the first year after the sale of shares and, in subsequent years, to be paid to dealers or retained by the Distributor to be used in the promotion and distribution of Class C, in a manner similar to that described above for Class A Shares.

           The Rule 12b-1 Plan associated with the Class R Shares may be used to compensate the Distributor or others for distribution activities and/or for providing shareholder services. Distribution fees paid under the Rule 12b-1 Plan may be retained by the Distributor to compensate the Distributor for amounts advanced to securities dealers or their firms or others (including retirement plan recordkeepers) with respect to the sale of Class R Shares. In addition, such distribution fee payments may be retained by the Distributor to be used in the promotion and distribution of Class R Shares in a manner similar to that described above for Class A Shares, or may be paid out to dealers or others (including retirement plan recordkeepers) that perform similar distribution activities. Shareholder servicing fees may be paid to the Distributor or to securities firms or others (including retirement plan recordkeepers) who have executed a servicing agreement for Class R Shares with the Investment Company, the Distributor or its affiliates as compensation for providing personal assistance to shareholders or beneficial owners in servicing their accounts.

      The Rule 12b-1 Plans for the Class A, Class B, Class C and Class R Shares shall operate in accordance with Rule 2830(d) of the Conduct Rules of the National Association of Securities Dealers, Inc.

     5. The only difference in expenses as between Class A, Class B, Class C and Class R shall relate to differences in Rule 12b-1 plan expenses, as described in the applicable Rule 12b-1 Plans; however, to the extent that the Rule 12b-1 Plan expenses of one Class are the same as the Rule 12b-1 Plan expenses of another Class, such classes shall be subject to the same expenses.

     6. There shall be no conversion features associated with the Class A, Class C and Class R Shares. Each Class B Share, however, shall be converted automatically, and without any action or choice on the part of the holder of the Class B Shares, into Class A Shares on the conversion date specified, and in accordance with the terms and conditions approved by the Franklin Value Investors Trust's Board of Trustees and as described, in the Fund's prospectus relating to the Class B Shares, as such prospectus may be amended from time to time; provided, however, that the Class B Shares shall be converted automatically into Class A Shares to the extent and on the terms permitted by the Investment Company Act of 1940 and the rules and regulations adopted thereunder.

      7. Shares of Class A, Class B, Class C and Class R may be exchanged for shares of another investment company within the Franklin Templeton Group of Funds according to the terms and conditions stated in each fund's prospectus, as it may be amended from time to time, to the extent permitted by the Investment Company Act of 1940 and the rules and regulations adopted thereunder.

      8. Each class will vote separately with respect to any Rule 12b-1 Plan related to, or which now or in the future may affect, that class.

     9. On an ongoing basis, the Board members, pursuant to their fiduciary responsibilities under the Investment Company Act of 1940 and otherwise, will monitor the Fund for the existence of any material conflicts between the interests of the various classes of shares. The Board members, including a majority of the independent Board members, shall take such action as is reasonably necessary to eliminate any such conflict that may develop. Franklin Advisory Services, LLC and Franklin/Templeton Distributors, Inc. shall be responsible for alerting the Board to any material conflicts that arise.

      10. All material amendments to this Plan must be approved by a majority of the Board members, including a majority of the Board members who are not interested persons of the Investment Company.

      11. I, Murray L. Simpson, Secretary of the Franklin Value Investors Trust, do hereby certify that this Multiple Class Plan was adopted on behalf of the Franklin Large Cap Value Fund, by a majority of the Trustees of the Trust on May 10, 2002.



                                        Murray L. Simpson_
                                        Murray L. Simpson
                                        Secretary




                        MULTIPLE CLASS PLAN
                           on behalf of
                   FRANKLIN SMALL CAP VALUE FUND


      This Multiple Class Plan (the "Plan") has been adopted unanimously by the Board of Trustees of FRANKLIN VALUE INVESTORS TRUST (the "Investment Company") for its series, FRANKLIN SMALL CAP VALUE FUND (the "Fund"). The Board has determined that the Plan, including the expense allocation methods among the classes, is in the best interests of each class of the Fund, the Fund and the Investment Company as a whole. The Plan sets forth the provisions relating to the establishment of multiple classes of shares of the Fund, and supersedes any Plan previously adopted for the Fund.


      1. The Fund shall offer five classes of shares, to be known as Class A Shares, Class B Shares, Class C Shares, Class R Shares and Advisor Class Shares.

      2. Class A Shares shall carry a front-end sales charge ranging from 0% - 5.75%, and Class C Shares shall carry a front-end sales charge of 1.00%. Class B Shares, Class R Shares and the Advisor Class Shares shall not be subject to any front-end sales charges.

      3. Class A Shares shall not be subject to a contingent deferred sales charge ("CDSC"), except in the following limited circumstances. On investments of $1 million or more, a contingent deferred sales charge of 1.00% of the lesser of the then-current net asset value or the original net asset value at the time of purchase applies to redemptions of those investments within the contingency period of 18 months from the calendar month following their purchase. The CDSC is waived in certain circumstances, as described in the Fund's prospectus.

      Class B Shares shall be subject to a CDSC with the following CDSC schedule: (a) Class B Shares redeemed within 2 years of their purchase shall be assessed a CDSC of 4% on the lesser of the then-current net asset value or the original net asset value at the time of purchase; (b) Class B Shares redeemed within the third and fourth years of their purchase shall be assessed a CDSC of 3% on the lesser of the then-current net asset value or the original net asset value at the time of purchase; (c) Class B Shares redeemed within 5 years of their purchase shall be assessed a CDSC of 2% on the lesser of the then-current net asset value or the original net asset value at the time of purchase; and (d) Class B Shares redeemed within 6 years of their purchase shall be assessed a CDSC of 1% on the lesser of the then-current net asset value or the original net asset value at the time of purchase. The CDSC is waived in certain circumstances described in the Fund's prospectus.

     Class C Shares and Class R Shares redeemed within 18 months of their purchase shall be assessed a CDSC of 1.00% on the lesser of the then-current net asset value or the original net asset value at the time of purchase. The CDSC is waived in certain circumstances as described in the Fund's prospectus.

     Advisor Class Shares shall not be subject to any CDSC.

      4. The distribution plan adopted by the Investment Company pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended, (the "Rule 12b-1 Plan") associated with the Class A Shares may be used to compensate Franklin/Templeton Distributors, Inc. (the "Distributor") or others for expenses incurred in the promotion and distribution of the Class A Shares. Such expenses include, but are not limited to, the printing of prospectuses and reports used for sales purposes, expenses of preparing and distributing sales literature and related expenses, advertisements, and other distribution-related expenses, including a prorated portion of the Distributor's overhead expenses attributable to the distribution of the Class A Shares, as well as any distribution or shareholder servicing fees paid to securities firms or others who provide personal assistance to shareholders in servicing their accounts and have executed a servicing agreement with the Investment Company for the Class A Shares, the Distributor or its affiliates.

     The Rule 12b-1 Plan associated with the Class B Shares has two components. The first component is an asset-based sales charge to be retained by the Distributor to compensate Distributor for amounts advanced to securities dealers or their firms or others with respect to the sale of Class B Shares. In addition, such payments may be retained by the Distributor to be used in the promotion and distribution of Class B Shares in a manner similar to that described above for Class A Shares. The second component is a shareholder servicing fee to be paid to securities firms or others who provide personal assistance to shareholders in servicing their accounts and have executed a servicing agreement with the Investment Company for the Class B Shares, the Distributor or its affiliates.

      The Rule 12b-1 Plan associated with the Class C has two components. The first component is a shareholder servicing fee, to be paid to securities firms or others who provide personal assistance to shareholders in servicing their accounts and have executed a servicing agreement with the Investment Company for the Class C, the Distributor or its affiliates. The second component is an asset-based sales charge to be retained by the Distributor during the first year after the sale of shares and, in subsequent years, to be paid to dealers or retained by the Distributor to be used in the promotion and distribution of Class C, in a manner similar to that described above for Class A Shares.

           The Rule 12b-1 Plan associated with the Class R Shares may be used to compensate the Distributor or others for distribution activities and/or for providing shareholder services. Distribution fees paid under the Rule 12b-1 Plan may be retained by the Distributor to compensate the Distributor for amounts advanced to securities dealers or their firms or others (including retirement plan recordkeepers) with respect to the sale of Class R Shares. In addition, such distribution fee payments may be retained by the Distributor to be used in the promotion and distribution of Class R Shares in a manner similar to that described above for Class A Shares, or may be paid out to dealers or others (including retirement plan recordkeepers) that perform similar distribution activities. Shareholder servicing fees may be paid to the Distributor or to securities firms or others (including retirement plan recordkeepers) who have executed a servicing agreement for Class R Shares with the Investment Company, the Distributor or its affiliates as compensation for providing personal assistance to shareholders or beneficial owners in servicing their accounts.

      No Rule 12b-1 Plan has been adopted on behalf of the Advisor Class Shares and, therefore, the Advisor Class Shares shall not be subject to deductions relating to Rule 12b-1 fees.

      The Rule 12b-1 Plans for the Class A, Class B, Class C and Class R Shares shall operate in accordance with Rule 2830(d) of the Conduct Rules of the National Association of Securities Dealers, Inc.

     5. The only difference in expenses as between Class A, Class B, Class C, Class R and Advisor Class Shares shall relate to differences in Rule 12b-1 plan expenses, as described in the applicable Rule 12b-1 Plans; however, to the extent that the Rule 12b-1 Plan expenses of one Class are the same as the Rule 12b-1 Plan expenses of another Class, such classes shall be subject to the same expenses.

     6. There shall be no conversion features associated with the Class A, Class C, Class R and Advisor Class. Each Class B Share, however, shall be converted automatically, and without any action or choice on the part of the holder of the Class B Shares, into Class A Shares on the conversion date specified, and in accordance with the terms and conditions approved by the Franklin Value Investors Trust's Board of Trustees and as described, in the Fund's prospectus relating to the Class B Shares, as such prospectus may be amended from time to time; provided, however, that the Class B Shares shall be converted automatically into Class A Shares to the extent and on the terms permitted by the Investment Company Act of 1940 and the rules and regulations adopted thereunder.

      7. Shares of Class A, Class B, Class C, Class R and Advisor Class may be exchanged for shares of another investment company within the Franklin Templeton Group of Funds according to the terms and conditions stated in each fund's prospectus, as it may be amended from time to time, to the extent permitted by the Investment Company Act of 1940 and the rules and regulations adopted thereunder.

      8. Each class will vote separately with respect to any Rule 12b-1 Plan related to, or which now or in the future may affect, that class.

     9. On an ongoing basis, the Board members, pursuant to their fiduciary responsibilities under the Investment Company Act of 1940 and otherwise, will monitor the Fund for the existence of any material conflicts between the interests of the various classes of shares. The Board members, including a majority of the independent Board members, shall take such action as is reasonably necessary to eliminate any such conflict that may develop. Franklin Advisory Services, LLC and Franklin/Templeton Distributors, Inc. shall be responsible for alerting the Board to any material conflicts that arise.

      10. All material amendments to this Plan must be approved by a majority of the Board members, including a majority of the Board members who are not interested persons of the Investment Company.

      11. I, Murray L. Simpson, Secretary of the Franklin Value Investors Trust, do hereby certify that this Multiple Class Plan was adopted on behalf of the Franklin Small Cap Value Fund, by a majority of the Trustees of the Trust on May 10, 2002.



                                        /s/Murray L. Simpson_
                                        Murray L. Simpson
                                        Secretary